                                                                  Exhibit No. 16

                                POWER OF ATTORNEY

     I, Brian M. Storms, Trustee and President (Chief Executive Officer) of PaineWebber America Fund, PaineWebber Index Trust, PaineWebber Investment Series, PaineWebber Investment Trust, PaineWebber Investment Trust II, PaineWebber Managed Assets Trust, PaineWebber Managed Investments Trust, PaineWebber Managed Municipal Trust, PaineWebber Municipal Money Market Series, PaineWebber Municipal Series, PaineWebber Mutual Fund Trust, PaineWebber Olympus Fund, PaineWebber Securities Trust, Liquid Institutional Reserves, Mitchell Hutchins LIR Money Series, Mitchell Hutchins Securities Trust, and Mitchell Hutchins Series Trust (each a "Trust"), hereby constitute and appoint Amy R. Doberman, Dianne E. O'Donnell, Keith A. Weller, Arthur J. Brown, Elinor W. Gammon and Benjamin J. Haskin, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacities as Trustee and and as President (Chief Executive Officer) of each Trust, any amendments to the current registration statement of the Trust on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments to registration statements and other instruments.


               Signature                             Title                      Date
               ---------                             -----                      ----
/s/ Brian M. Storms                          Trustee and President        November 13, 2000
------------------------------------       (Chief Executive Officer)
Brian M. Storms